Exhibit 99.1

INmune Bio Inc. Announces Year End 2023 Results and Provides a Q4 Business Update

Company to Host Conference Call Today, March 28, at 4:30pm ET

BOCA RATON, Fla., March 28, 2024 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the year ended December 31, 2023 and provides a business update.

Q4 2023 and Recent Corporate Highlights

DN-TNF Platform Highlights (XPro™):

●	The AD02 randomized, blinded program for patients with Early Alzheimer’s Disease remains on schedule to reach its final enrollment target by mid-2024, with top-line data expected to be presented approximately six months after the last patient is enrolled. The trial is currently active in North America, UK, EU, and the Pacific Rim.

●	INmune Bio and Cumulus Bioscience issued a joint press release highlighting seven AD patients who received weekly XPro™ treatment for four weeks experienced a statistically significant increase in Alpha wave frequency and power (p<0.05). Reduced Alpha power is associated with cognitive decline and the progression of Alzheimer’s Disease. EEG, which is widely considered a gold standard for objectively measuring brain activity, offers valuable insights into neural connectivity. Neurological research has consistently shown a progressive decline in alpha band power and frequency in individuals with MCI and Alzheimer’s disease.

●	INB03 cancer platform – poster was submitted to the 46th annual San Antionio Breast Cancer Symposium and associated data presented by Roxana Schillaci, Ph.D., of Instituto de Biología y Medicina Experimental in Buenos Aries, Argentina that shows that INB03 improves the potency of T-DXd in a model of immunotherapy resistant HER2+ breast cancer.

INKmune™ Platform:

●	The first patient was enrolled in the Phase I/II open label trial of INKmune™ in metastatic castration-resistant prostate cancer (mCRPC) in the final week of 2023. Enrollment of 3 patients in cohort 1 is complete and cohort 2 will open for enrolment after review of the first cohort by the Data Safety Monitoring Committee in mid-April. Phase I patient enrollment at all three dose levels is expected to be completed by September. and then roll directly into the phase 2 program. Patients receive three infusions of INKmune™ as out-patient treatment over two weeks and are monitored for four months for immunological and clinical responses. Three dose levels of INKmune™ are being tested in a modified Bayesian Phase I/II trial.

●	We continue to assess other solid tumors as clinical targets for INKmune™. Currently IND enabling pre-clinical data are being generated to support a clinical trial in patients with renal cell cancer. Initiation of a clinical trial in this indication is dependent of receipt of non-dilutive grant or similar type funding.

●	Mark Lowdell and team are investigating the role of NK cell dysfunction as a mechanism of carcinogenesis. Most recently we have shown that healthy individuals with the BRCA1 mutation, a marker of high risk of ovarian cancer, have dysfunctional NK cells compared to matched healthy, BRCA1 negative (BRCA1-ve) controls. These data support the concept of tumor immune surveillance by NK cells and its failure as a contribution to carcinogenesis. (Cancers 2024, 16, 1186. https://doi.org/10.3390/cancers16061186).

●	The third patient for the INKmune™ AML program in UK and EU has been enrolled and subsequent to their completion of follow-up, the company will wind down the AML program to focus resources on the prostate-cancer program and other solid tumors.

Upcoming Events and Milestones:

●	Full enrollment in the Phase II XPro™ trial for treatment of neuroinflammation as a cause of Alzheimer’s Disease are expected mid-2024 followed by top-line data approximately 6 months from the last patient enrolled.

●	Initiate a Phase II trial of XPro™ in patients with Treatment-Resistant Depression 2H 2024.

●	Webinar on using XPro™ on the role of demyelination and myelin repair in AD in Q2, 2024.

●	Expect to complete enrollment in the Phase I portion of the mCRPC trial by end of Q3 2024 with data in Q4 2024. The Phase II portion is expected to complete enrollment in Q2, 2025 with data Q4, 2025.

●	Mark Lowdell, PhD, found and CSO has been awarded the prestigious 2024 ISCT Career Achievement Award in Cell & Gene Therapy by the International Society of Cell and Gene Therapy. This distinction is awarded to an individual who has made a significant impact during their career, advancing the field of cell and gene therapy through their longstanding service in the Society’s Three Pillars of Value: Academia, Regulatory/Quality Operations, and Commercialization. Prof. Lowdell will receive the award at the 2024 annual meeting of the ISCT meeting in Vancouver, Canada in May.

Financial Results for the Year Ended December 31, 2023:

●	Net loss attributable to common stockholders for the year ended December 31, 2023, was approximately $30.0 million, compared to approximately $27.3 million during the year ended December 31, 2022.

●	Research and development expenses totaled approximately $20.3 million for the year ended December 31, 2023, compared to approximately $17.1 million during the year ended December 31, 2022.

●	General and administrative expenses were approximately $9.6 million for the year ended December 31, 2023, compared to approximately $9.3 million during the year ended December 31, 2022.

●	Other expense, net was approximately $0.3 million for the year ended December 31, 2023, compared to approximately $1.3 million during the year ended December 31, 2022.

●	As of December 31, 2023, the Company had cash and cash equivalents of approximately $35.8 million.

●	As of March 28, 2024, the Company had approximately 18.0 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Fourth Quarter Conference Call when reaching an operator.

Date: March 28, 2024
Time: 4:30 PM Eastern Time
Participant Dial-in 1-877-407-0784
Participant Dial-in (international): 1-201-689-8560
Conference ID: 13744427

A live audio webcast of the call can be accessed by clicking here or using this link:
https://callme.viavid.com/viavid/?callme=true&passcode=13739436&h=true&info=company&r=true&B=6

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through April 3 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13744427.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells).  INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells persist for more than 100 days and function in the hypoxic TME because due to upregulated nutrient and mitochondrial survival proteins.  INKmune™ is a patient friendly that does not require pre-medication, conditioning or additional cytokine therapy given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer.  INKmune™ is treating patients in an open label Phase I trial in high-MDS/AML in the UK and Europe.  The company plans an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in the early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720
info@inmunebio.com

Investor Contact:

Jason Nelson
Core IR
(516) 842-9614 x-823

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,848	$52,153
Research and development tax credit receivable	1,905	8,099
Other tax receivable	537	362
Prepaid expenses and other current assets	1,510	4,027
Prepaid expenses – related party	142	34
TOTAL CURRENT ASSETS	39,942	64,675

Operating lease – right of use asset	414	507
Other assets	131	99
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$57,001	$81,795

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,901	$5,206
Accounts payable and accrued liabilities – related parties	35	9
Deferred liabilities	489	616
Current portion of long-term debt, net	9,921	5,000
Operating lease, current liability	119	87
TOTAL CURRENT LIABILITIES	18,465	10,918

Long-term debt, net	-	9,697
Long-term operating lease liability	397	526
Accrued liability – long-term	-	550
TOTAL LIABILITIES	18,862	21,691

COMMITMENTS AND CONTINGENCIES

Redeemable common stock, $0.001 par value; 75,697 and 0 shares issued and outstanding, respectively	799	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized,17,950,776 and 17,945,995 shares issued and outstanding, respectively	18	18
Additional paid-in capital	159,143	151,799
Accumulated other comprehensive loss	(799)	(699)
Accumulated deficit	(121,022)	(91,014)
TOTAL STOCKHOLDERS’ EQUITY	37,340	60,104

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$57,001	$81,795

INMUNE BIO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(In thousands, except share and per share amounts)

	2023	2022
REVENUE	$155	$374

OPERATING EXPENSES
General and administrative	9,623	9,258
Research and development	20,273	17,067
Total operating expenses	29,896	26,325

LOSS FROM OPERATIONS	(29,741)	(25,951)

OTHER EXPENSE, NET
Other expense, net	(267)	(1,348)
Total other expense, net	(267)	(1,348)

NET LOSS	$(30,008)	$(27,299)

Net loss per common share – basic and diluted	$(1.67)	$(1.52)

Weighted average number of common shares outstanding – basic and diluted	17,980,791	17,927,327

COMPREHENSIVE LOSS
Net loss	$(30,008)	$(27,299)
Other comprehensive loss – foreign currency translation	(100)	(700)
Total comprehensive loss	$(30,108)	$(27,999)

INMUNE BIO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(In thousands)

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,008)	$(27,299)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,368	7,149
Impairment of right of use asset	-	89
Accretion of debt discount	224	239
Changes in operating assets and liabilities:
Research and development tax credit receivable	6,194	(3,186)
Other tax receivable	(175)	229
Prepaid expenses and other current assets	2,517	(1,749)
Prepaid expenses – related party	(108)	(20)
Other assets	(32)	-
Accounts payable and accrued liabilities	2,695	1,473
Accounts payable and accrued liabilities – related parties	26	(71)
Deferred liabilities	(127)	142
Accrued liability – long-term	(550)	351
Operating lease liability	(4)	(33)
Net cash used in operating activities	(11,980)	(22,686)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	775	699
Repayment of debt	(5,000)	-
Net proceeds from the exercise of warrants	-	30
Net cash (used in) provided by financing activities	(4,225)	729

Impact on cash from foreign currency translation	(100)	(700)

NET DECREASE IN CASH	(16,305)	(22,657)
CASH AT BEGINNING OF YEAR	52,153	74,810
CASH AT END OF YEAR	$35,848	$52,153

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$1,778	$1,372